EX-99.906 CERT

CERTIFICATION

     Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350

The undersigned officer of ASA Limited (the “registrant”), hereby certifies, to the best of his knowledge, that the registrant’s report on Form N-CSR for the year ended November 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: February 2, 2009	/s/ Robert J.A. Irwin
Robert J.A. Irwin
Chairman, President and Treasurer (Principal Executive Officer and Principal Financial Officer)